Exhibit 23.4

Consent of Person About to Become A Director

Securities Act of 1933 – Rule 438

I consent to being named in United Community Financial Corp.’s Registration Statement on Form S-4 and all amendments thereto as a person who will become a director of United Community Financial Corp. upon completion of the merger described in the Registration Statement on Form S-4. I consent to the filing of this consent as an exhibit to the Registration Statement on Form S-4.

November 18, 2016	/s/ Louis M. Altman
Louis M. Altman